Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

Signature Notes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 54	Trade Date: 8/11/2003
(To Prospectus dated July 22, 2002)	Issue Date: 8/14/2003

The date of this Pricing Supplement is August 11, 2003

CUSIP or Common Code:	41013MST8	41013MSU5	41013MSV3	41013MSW1

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,179,581.25	$539,648.00	$663,300.00	$1,405,050.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%

Maturity Date:	8/15/2006	8/15/2007	8/15/2008	8/15/2011

Stated Annual Interest Rate:	2.500%	3.050%	3.600%	Step: 3.250% through 8/14/2005, and 5.500% thereafter (unless called)

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly

First Payment Date:	9/15/2003	9/15/2003	9/15/2003	9/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	8/15/2005 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[1]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

Signature Notes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 54	Trade Date: 8/11/2003
(To Prospectus dated July 22, 2002)	Issue Date: 8/14/2003

The date of this Pricing Supplement is August 11, 2003

CUSIP or Common Code:	41013MSX9	41013MSY7	41013MSZ4	41013MTA8

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$2,041,020.00	$1,202,685.00	$2,074,057.50	$9,363,230.00

Discounts and Commissions:	1.400%	1.500%	1.750%	2.750%

Reallowance:	0.200%	0.200%	0.275%	0.350%

Dealer:	98.800%	98.800%	98.600%	97.600%

Maturity Date:	8/15/2011	8/15/2013	8/15/2015	8/15/2028

Stated Annual Interest Rate:	4.400%	5.000%	5.400%	6.100%

Interest Payment Frequency:	Monthly	Semi	Monthly	Semi

First Payment Date:	9/15/2003	2/15/2004	9/15/2003	2/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	2/15/2006 Callable one time only at 100% on call date above with 30 days notice.	8/15/2008 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.